Exhibit 99.4

REGISTRATION RIGHTS AGREEMENT
dated as of
January 14, 2011
between
American International Group, Inc.
and
United States Department of the Treasury

REGISTRATION RIGHTS AGREEMENT
Recitals:
     WHEREAS, American International Group, Inc. (the “Company”) intends to issue in a private placement 1,655,037,962 shares of AIG common stock, par value $2.50 per share (the “Common Stock”) to the United States Department of the Treasury (the “Investor”) as part of the Recapitalization (as defined in the Master Transaction Agreement dated as of December 8, 2010 (the “Transaction Agreement”) among the Company, the Investor, ALICO Holdings LLC, AIA Aurora LLC, the Federal Reserve Bank of New York and the AIG Credit Facility Trust), such Common Stock to be comprised of (i) 562,868,096 shares of Common Stock to be issued to the AIG Credit Facility Trust, for immediate delivery to the Investor, in exchange for all of the shares of Series C Perpetual, Convertible, Participating Preferred Stock held by such trust, (ii) 924,546,133 shares of Common Stock to be issued to the Investor in exchange for all of the shares of the Series E Fixed Rate Non-Cumulative Preferred Stock held by the Investor and (iii) 167,623,733 shares of Common Stock to be issued to the Investor as partial consideration for all of the shares of the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock held by the Investor.
     WHEREAS, the Company may issue 20,000 shares of the its Series G Cumulative Mandatory Convertible Preferred Stock (“Series G Preferred Stock”) to the Investor as part of the Recapitalization;
     WHEREAS, the Investor currently holds a warrant to purchase shares of Common Stock dated November 25, 2008 and a warrant to purchase shares of Common Stock dated April 17, 2009 (together, the “Warrants”); and
     WHEREAS, the Company and the Investor intend that the Investor’s registration rights with respect to (i) the 1,655,037,962 shares of Common Stock received as part of the Recapitalization, (ii) any shares of Common Stock issuable upon conversion of the shares of Series G Preferred Stock, (iii) the Warrants and (iv) any shares of Common Stock issuable upon exercise of the Warrants will be governed by this Registration Rights Agreement (this “Agreement”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, in the Transaction Agreement and in the other Transaction Documents and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

Article 1
Registration Rights
     1.1 Registration Rights.
     (a) Registration.
     (i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the closing of the Recapitalization, and in any event no later than fifteen (15) days after such closing, the Company shall prepare and file with the SEC a Shelf Registration Statement covering all applicable Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.
     (ii) Any registration pursuant to Section 1.1(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). Whenever the Investor or any other Holder intends to distribute any Registrable Securities by means of the Shelf Registration Statement, it shall promptly so advise the Company and shall specify the intended method of distribution.
     (A) After the Demand Commencement Date, if the Investor or any other Holder intends to distribute its Registrable Securities through an Underwritten Offering, the Company shall take all reasonable steps to facilitate such an offering, including the actions required pursuant to Section 1.1(c), as appropriate; provided that the Company shall not be required to facilitate a Fully-marketed Offering unless so requested by the Investor and unless the expected gross proceeds from such offering exceed $500 million. The lead underwriters in any Underwritten Offering requested by a Holder shall be selected by the Holders of a majority of the Registrable Securities to be so distributed and shall be reasonably acceptable to the Company. Holders of Registrable Securities other than the Investor shall not have the right to initiate a Fully-marketed Offering, and the Investor shall not have the right to initiate more than two Fully-marketed Offerings in any 12-month period. “Demand Commencement Date” means the earlier of (x) August 15, 2011 and (y) the closing date of the First

Offering. “Underwritten Offering” means a discrete registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement. “Fully-marketed Offering” means an Underwritten Offering in which members of management and executives of the Company travel to participate in “roadshows,” similar sales events and other marketing activities and do not merely participate in such marketing activities by telephone, video conference or similar electronic means.
     (B) After the Demand Commencement Date, if the Investor intends to distribute its Registrable Securities to or through a manager in one or more At-the-market Offerings, the Company shall take all reasonable steps to facilitate such an offering, including the actions required pursuant to Section 1.1(c), as appropriate. The managers of any At-the-market Offering shall be selected by the Investor and shall be reasonably acceptable to the Company. Holders of Registrable Securities other than the Investor shall not have the right to distribute their Registrable Securities through an At-the-market Offering. “At-the-market Offering” means a continuous registered offering of securities.
     (C) If the Investor or any other Holder selects any other intended method of distribution, the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 1.1(c), as appropriate.
     (iii) The Company shall not be required to effect a distribution of Registrable Securities pursuant to Section 1.1(a)(i): (A) with respect to securities that are not Registrable Securities or (B) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company for such registered distribution to be effected at such time, in which event the Company shall have the right to defer such registered distribution for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registered distribution shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period; provided, further (x) that the number and duration of any permitted suspensions of sales in any 12-month period pursuant to Section 1.1(c)(viii) or Section 1.1(d) shall reduce the number and duration of any permitted registration deferrals in such 12-month period pursuant to this Section 1.1(a)(iii) and (y) if, when the Investor or any other Holder requests to sell Registrable Securities pursuant to Section 1.1(a)(ii), the Company’s directors and senior executive officers are not permitted pursuant to Company policy to sell their shares of Common Stock and the sum of the number of days remaining until such directors and senior executive officers would be permitted pursuant to Company policy to sell their shares of Common Stock plus the number of aggregate days in the preceding 12 months with respect to which the Company has exercised its deferral rights pursuant to this clause (iii) or its suspension rights pursuant to Section 1.1(c)(viii) or Section 1.1(d) is at least equal to 90, then the Company and the Investor shall negotiate in good faith to determine whether the requested offering should proceed, in light of the need, if any, for the Company to provide additional public disclosure in connection with such offering, but if the Company reasonably determines that it is unable to provide the required disclosure at that time consistent with its internal control over financial reporting and disclosure controls and procedures, the Company shall not be required to proceed with the requested offering.
     (iv) The Company shall not distribute its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, through an At-the-market Offering or any other method of distribution, whether registered or unregistered, other than an Underwritten Offering, a distribution pursuant to Section 1.1(a)(ii), a Special Registration or, if the Investor is not then conducting an At-the-market Offering, an At-the-market Offering, in each case subject to the other provisions of this Agreement. If the Company proposes to effect an Underwritten Offering of its equity securities, other than a distribution pursuant to Section 1.1(a)(i) or a Special Registration, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a distribution (but in no event less than ten days prior to the anticipated launch date) and, subject to Section 1.1(a)(vii), will include in such distribution all Registrable Securities with respect to which the Company has received written requests for inclusion therein not later than the close of business on the business day immediately preceding the launch date of such distribution (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, not later than the close of business on the business day immediately preceding the launch date of such distribution. The Company may terminate or withdraw any distribution under this Section 1.1(a)(iv) prior to the pricing of such distribution, whether or not the Investor or any other Holders have elected to include Registrable Securities in such distribution. For avoidance of doubt, the rights of the Investor and the other Holders pursuant to this Section 1.1(a)(iv) will apply both before and after the Demand Commencement Date.
     (v) The right of the Investor and all other Holders to participate in the Company’s proposed Underwritten Offering pursuant to Section 1.1(a)(iv) will be conditioned upon such persons’ entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration and shall only be required to make representations in the underwriting agreement as to its ability to transfer marketable title to the relevant Registrable Securities, its authority to execute, deliver and perform its obligations under such underwriting agreement and the absence of any consents or approvals required for it to sell such Registrable Securities in such Underwritten Offering. If any participating person disapproves of the terms of the Underwritten Offering, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the Investor (if the Investor is participating in the Underwritten Offering) at least two business days prior to the pricing date of such offering.

     (vi) Without the written consent of the Investor in its sole discretion, the Company shall not grant demand registration rights to any third party and shall not grant “piggyback” registration rights to any third party to include its securities in an offering initiated by the Investor or any other Holder under a Shelf Registration Statement pursuant to Section 1.1(a)(ii). If the Company grants “piggyback” registration rights to a third party to include its securities in an Underwritten Offering initiated by the Company, and the Investor or any other Holder elects to participate in such Underwritten Offering pursuant to Section 1.1(a)(iv), such third party registration rights shall provide that such third party may only sell its securities in such Underwritten Offering to the extent that, in the reasonable opinion of the managing underwriters for such Underwritten Offering, such sales would not adversely affect the marketability of such Underwritten Offering (including an adverse effect on the per share offering price) after taking into account all the securities to be sold in such Underwritten Offering by the Investor, any other Holder and the Company.
     (vii) If (A) within 10 days after a request by the Investor or any other Holder to distribute Registrable Securities in an Underwritten Offering pursuant to Section 1.1(a)(ii)(A), the Company gives notice of a proposed Underwritten Offering of its equity securities pursuant to Section 1.1(a)(iv) or vice versa and (B) the managing underwriters for such Underwritten Offerings advise the Company, the Investor and any other Holders proposing to participate in such offerings that in the reasonable opinion of such managing underwriters the number of securities requested to be included in such offerings exceeds the number that can be sold without adversely affecting the marketability of such offerings (including an adverse effect on the per share offering price), the Company will include in a combined offering only such number of securities (the “Maximum Number”) that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be included in the following order of priority: (x) if the Company delivers its notice pursuant to Section 1.1(a)(iv) before the Investor or any other Holder delivers its request pursuant to Section 1.1(a)(ii)(A), then the Company will be allowed to sell up to the number of equity securities it proposes to sell, and if such number is less than the Maximum Number, the Investor and any other Holders will be allowed to sell up to the number of Registrable Securities requested to be sold pursuant to Section 1.1(a)(ii) or 1.1(a)(iv), pro rata on the basis of the aggregate number of Registrable Securities held by each such person; provided that the number of securities sold pursuant to this clause (x) shall not exceed the Maximum Number and (y) if the Investor or any other Holder delivers its request pursuant to Section 1.1(a)(ii)(A) before the Company delivers its notice pursuant to Section 1.1(a)(iv), then the Investor and such other Holders will be allowed to sell up to the number of Registrable Securities they propose to sell, pro rata on the basis of the aggregate number of Registrable Securities held by each such person, and if the aggregate number of securities they propose to sell is less than the Maximum Number, the Company will be allowed to sell up to the number of equity securities it proposes to sell; provided that the number of securities sold pursuant to this clause (y) shall not exceed the Maximum Number.

     (viii) With respect to any Underwritten Offering of Registrable Securities by the Investor or other Holders pursuant to this Section 1.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such equity securities, during the period not to exceed the lesser of 180 days and the duration of any lock-up period applicable to the Investor or, if the Investor is not participating in such offering, to such other Holders. If such Underwritten Offering is a Fully-marketed Offering, the Company also agrees to use its reasonable best efforts to cause such of its directors and senior executive officers as may be requested by the managing underwriter of such offering to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other securities or rights in respect thereof or related thereto solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other securities or rights in respect thereof or related thereto to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.
     (ix) With respect to any At-the-market Offering by the Investor pursuant to this Section 1.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such equity securities, while such At-the-market Offering is continuing.
     (x) In connection with any At-the-market Offering, the Investor will agree to commercially reasonable black-out provisions to address the Company’s earnings black-out policy in effect at such time. Upon notice from the Company, given with respect to a Subsequent Permitted Offering and otherwise not more than twice in any 12-month period, the Investor will promptly suspend any At-the-market Offering of Registrable Securities for a reasonable period of time to enable the Company to conduct an Underwritten Offering of its equity securities or securities convertible into or exercisable or exchangeable for its equity securities.
     (xi) Notwithstanding any other provision of this Agreement, with respect to any Underwritten Offering, whether initiated by the Company, the Investor or any other Holder, occurring prior to the time the Investor’s ownership of Voting Securities of the Company falls below 33%, so long as the Investor is participating in such offering, the selection of the managing underwriters (subject to the Company’s reasonable approval), the method of distribution, the overall size of the offering and the type of securities offered, as well as the relative amounts and types of securities to be offered by each party selling securities in the offering (except as provided in clause (xii) below), and the public offering price per security (except as provided in clause (xii) below) shall each be subject to the consent of the Investor, in its sole discretion. “Voting Securities” means the

Common Stock and any other securities of the Company generally entitled to vote in the election of directors.
     (xii) Notwithstanding any other provision of this Agreement, (A) with respect to the Company’s first Underwritten Offering following the Closing Date (the “First Offering”), the Company shall have the right to sell up to a number of equity securities having an aggregated initial per share offering price of $3.0 billion plus, if the Investor consents in its sole discretion, up to an additional $4.0 billion to permit the Company to settle securities litigation or to conduct a tender offer or exchange offer for its junior subordinated debentures, provided the First Offering occurs before the first anniversary of the Closing Date and (B) if the Board of Directors determines in good faith, after consultation with the Investor, that due to events affecting the Company’s operating insurance subsidiaries the Company’s reasonably projected Aggregate Liquidity (as defined in the Intercompany Guarantee and Pledge Agreement) will fall below $8.0 billion within the 12 months following such determination, the Company shall have the right, exercisable once within 12 months of such determination, to initiate an Underwritten Offering with respect to which (x) the Company shall have the right to sell up to a number of equity securities (at a price per share to be determined by the Company) having an aggregate initial per share offering price equal to the greater of $2.0 billion and the amount equal to the excess of $8.0 billion over the lowest reasonably projected Aggregate Liquidity (as so defined) during such 12-month period (a “Subsequent Permitted Offering”) and (y) the Investor shall agree with the managing underwriters for such offering not to sell any of its Registrable Securities for a reasonable period following such offering. The Company may conduct a Subsequent Permitted Offering for each 12-month period with respect to which the Board of Directors makes the determination described in clause (B) of the preceding sentence, even if a subsequent 12-month period overlaps with a prior 12-month period.
     (xiii) Notwithstanding any other provision of this Agreement, with respect to any Underwritten Offering, whether initiated by the Company, the Investor or any other Holder, occurring prior to the time the Investor’s ownership of Voting Securities of the Company falls below 33%, so long as the Investor is participating in such offering, the Investor shall determine, in its sole discretion, all fees to be paid to the underwriters in such offering.
     (xiv) In connection with any Underwritten Offering initiated by the Company in which the Investor elects not to participate, the Investor shall agree with the managing underwriters for such offering not to sell any of its Registrable Securities for a reasonable period (not to exceed the lock-up period applicable to the Company) following such offering.
     (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. Selling Expenses incurred in connection with any registrations hereunder shall be borne by (i) the Company if the Investor is selling the relevant Registrable Securities, provided that the aggregate amount of discounts and selling commissions included in the Selling Expenses for any offering shall not exceed 1% of the gross proceeds of the Registrable Securities sold by the Investor in such offering, and (ii) by the other Holders if such other Holders are selling the relevant Registrable Securities, pro rata on the basis of the aggregate offering or sale price of the securities so sold by such other Holders.
     (c) Obligations of the Company. The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are in its control to become a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and once the Company becomes a well-known seasoned issuer to take such actions as are in its control to remain a well-known seasoned issuer. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
     (i) Prepare and file with the SEC, not later than ten (10) days after notification by the Investor pursuant to Section 1.1(a)(ii), a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to the Shelf Registration Statement, subject to Section 1.1(a)(iii) and Section 1.1(d), reflecting the plan of distribution specified pursuant to Section 1.1(a)(ii).
     (ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
     (iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
     (iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action that may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
     (v) Notify each Holder at any time when a prospectus relating to an offering of such Holder’s Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     (vi) Give written notice to the Holders:
     (A) when any registration statement filed pursuant to Section 1.1(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;
     (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
     (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
     (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to correct any untrue statement or make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
     (F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 1.1(c)(x) or any equity distribution agreement contemplated by Section 1.1(c)(xi) cease to be true and correct.
     (vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 1.1(c)(vi)(C) at the earliest practicable time.
     (viii) Upon the occurrence of any event contemplated by Section 1.1(c)(v)or 1.1(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 1.1(c)(vi)(E)

to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days; provided that the duration of any permitted registration deferrals or suspensions of sales in any 12-month period pursuant to Section 1.1(a)(iii) or Section 1.1(d) shall reduce the duration of any permitted suspensions of sales in such 12-month period pursuant to this Section 1.1(c)(viii).
     (ix) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including causing the Registrable Securities to be included in the Company’s direct registration system in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
     (x) If an Underwritten Offering is requested pursuant to 1.1(a)(ii)(A), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate such Underwritten Offering, subject to clauses (F) and (G) below, and in connection with such Underwritten Offering, (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters and such Holders with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, and such Holders covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, and such Holders, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) include in such underwriting agreement indemnification provisions and procedures customary in underwritten offerings (provided that the Investor shall not be obligated to provide any indemnity or make representations other than those described in Section 1.1(a)(v)), (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, (F) if such Underwritten Offering is a Fully-marketed Offering, make members of management and executives of the Company available to travel to participate in “roadshows,” similar sales events and other marketing activities and (G) if such Underwritten Offering is not a Fully-marketed Offering, and if requested by the Investor or such other Holder, make members of management and executives of the Company available to participate by telephone, video conference or similar electronic means in “roadshows,” similar sales events or other marketing activities, provided that members of management and executives of the Company shall not be required to participate in such activities for more than one-half of any business day nor more frequently than three times in any 30-day period with respect to all such Underwritten Offerings within such period.
     (xi) If an At-the-market Offering is requested pursuant to 1.1(a)(ii)(B), enter into an equity distribution agreement in customary form, scope and substance and take all such other actions reasonably requested by the Investor or by the manager(s), to expedite or facilitate such At-the-market Offering, and in connection with such At-the-market Offering (A) make such representations and warranties to the Investor and the manager(s) with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same when requested, (B) use its reasonable best efforts to furnish to the manager(s) and the Investor when requested opinions of counsel to the Company, addressed to the manager(s) and the Investor, covering the matters customarily covered in such opinions requested in At-the-market Offerings, (C) use its reasonable best efforts to obtain when requested “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to the manager(s) and the Investor, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) include in such equity distribution agreement indemnification provisions and procedures customary in dribble-out programs (provided that the Investor shall not be obligated to provide any indemnity or make representations other than those described in Section 1.1(a)(v)) and (E) deliver such documents and certificates as may be reasonably requested by the Investor, its counsel and the manager(s) to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the equity distribution agreement or other agreement entered into by the Company.
     (xii) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, manager(s), if any, and any attorneys or accountants retained by such Holders, managing underwriter(s) or manager(s), if any, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), manager(s), attorney or accountant in connection with such Shelf Registration Statement, in each case subject to customary confidentiality arrangements in the case of any such persons other than the Investor, its advisers, the managing underwriter(s), if any, manager(s), if any, and any attorneys retained by such managing underwriter(s) or manager(s).
     (xiii) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.
     (xiv) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, managing underwriter(s), if any, or manager(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.
     (xv) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor and/or such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days; provided that the duration of any permitted registration deferrals or suspensions of sales in any 12-month period pursuant to Section 1.1(a)(iii) or Section 1.1(c)(viii) shall reduce the duration of any permitted suspensions of sales in such 12-month period pursuant to this Section 1.1(d).

     (e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     (f) Furnishing Information.
     (i) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
     (ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.1(c) that the Investor and/or the selling Holders, the underwriters, if any, and the manager(s), if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of such Registrable Securities.
     (g) Indemnification.
     (i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.
     (ii) If the indemnification provided for in Section 1.1(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.1(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1.1(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not also guilty of such fraudulent misrepresentation.
     (h) Assignment of Registration Rights.
     (i) The rights of the Investor to registration of Registrable Securities pursuant to Section 1.1(a) may be assigned by the Investor, in its sole discretion, to a transferee or assignee of Registrable Securities with a market value no less than $500 million, and upon such assignment, such transferee or assignee shall become a Holder under this Agreement; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned, together with a counterpart of this Agreement executed by the transferee or assignee. For purposes of this Section 1.1(h), “market value” per share of Common Stock shall be the last reported sale price of the Common Stock on the national securities exchange on which the Common Stock is listed or admitted to trading on the last trading day prior to the proposed transfer, and the “market value” for either Warrant (or any portion thereof) shall be (i) the product of the market value per share of Common Stock, as described above, times the number of shares of Common Stock underlying such Warrant (or such portion) less (ii) the Exercise Price (as defined in such Warrant).
     (ii) If the Investor transfers to a special purpose vehicle wholly-owned by the Investor (an “SPV”) any of its Registrable Securities, the Investor may, in its sole discretion, assign all of its rights under this Agreement with respect to such Registrable Securities to such SPV, and upon such assignment such SPV shall be treated as if it were the Investor with respect to such Registrable Securities so long as such SPV is wholly-owned by the Investor; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned, together with a counterpart of this Agreement executed by the transferee or assignee.
     (i) Rule 144. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
     (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the date of this Agreement (the “Signing Date”);
     (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;
     (iii) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and
     (iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.
     (j) As used in this Agreement, the following terms shall have the following respective meanings:
     (i) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.1(h) and that has executed a counterpart of this Agreement. Other than the Investor, any Holder shall cease to be a Holder when all Registrable Securities held by such Holder are eligible to be resold under Rule 144 (regardless of any limitation thereunder on volume or manner of sale).
     (ii) “Investor’s Counsel” means, if the Investor is participating in the relevant offering, one counsel selected by the Investor for the selling Holders participating in such offering.
     (iii) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the

Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.
     (iv) “Registrable Securities” means (A) the 1,655,037,962 shares of Common Stock received by the Investor as part of the Recapitalization, (B) any shares of Common Stock issuable upon conversion of the Series G Preferred Stock, (C) the Warrants (subject to Section1.1(n)), and (D) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses by way of conversion, exercise or exchange thereof, including the shares of Common Stock issuable upon exercise of the Warrants, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144, (2) they shall have ceased to be outstanding or (3) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities; provided, further that shares of Common Stock underlying either Warrant will not be Registrable Securities if and when the Warrant pursuant to which such shares of Common Stock are issuable is terminated in accordance with its terms without exercise thereof. No Registrable Securities may be registered under more than one registration statement at any one time.
     (v) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 1.1, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Investor’s Counsel and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
     (vi) “Rule 144”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     (vii) “Selling Expenses” mean all discounts, selling commissions, exchange fees and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Investor (other than the fees and disbursements of Investor’s Counsel included in Registration Expenses).
     (k) At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 1.1 from that date forward; provided that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 1.1(a)(iv), (v) and (vii) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Sections 1.1(f) and 1.1(g) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 1.1(k), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 1.1(a)(ii) or 1.1(a)(iv) prior to the date of such Holder’s forfeiture.
     (l) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 1.1 and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law, shall be entitled to compel specific performance of the obligations of the Company under this Section 1.1 in accordance with the terms and conditions of this Section 1.1.
     (m) No Inconsistent Agreements. The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to the Investor and the Holders under this Section 1.1 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Section 1.1. The Company represents that, as of the closing of the Recapitalization, it is not a party to any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Section 1.1 (including agreements that are inconsistent with the order of priority contemplated by Section 1.1(a)(vii)) or that may otherwise conflict with the provisions hereof.
     (n) Registered Sales of the Warrants. The Holders agree to sell either of the Warrants or any portion thereof under the Shelf Registration Statement as soon as practicable after notifying the Company of any such sale, before which sale the Investor and all Holders of such Warrant shall take reasonable steps to agree to revisions to such Warrant to permit a public distribution of such Warrant, including entering into a warrant agreement and appointing a warrant agent.
     1.2 Other Registration Rights. This Agreement supersedes any prior agreement, arrangement or understanding providing the Investor with registration rights with respect to any securities of the Company.
Article 2
Miscellaneous
     2.1 Interpretation. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless expressly stated otherwise herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation. “ “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Agreement.
     2.2 Termination. This Agreement may be terminated by either party at any time prior to the Closing if the Transaction Agreement is terminated pursuant to its terms. In the event of such a termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
     2.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed in all cases by the Company and the Investor (on behalf of all Holders) so long as the Investor is a Holder or, if the Investor is no longer a Holder, by the Holders of a majority of the then outstanding Registrable Securities; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the Signing Date in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law. Each Holder (other than the Investor) by executing a counterpart of this Agreement agrees to be bound by any amendments approved of by the Investor while it is a Holder.
     2.4 Governing Law: Submission to Jurisdiction, Etc. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, (a) for so long as the Investor is a Holder, United States federal law and not the law of any State or (b) if the Investor is no longer a Holder, the laws of the State of New York without regard to the rules of conflicts of laws. To the extent that a court looks to the laws of any State to determine or define the United States federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws. Each of the parties hereto agrees (x) to submit to the exclusive jurisdiction and venue of (i) for so long as the Investor is a Holder, the United States District Court for the District of Columbia or, in the case of any claim against the Investor for monetary damages in excess of $10,000, the United States Court of Federal Claims, or (ii) if the Investor is no longer a Holder, any federal or state court located in New York County, for any and all actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (y) that notice may be served upon either party at the address and in the manner set forth for notices in Section 12.01 of the Transaction Agreement. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
     2.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be given at the address and in the manner set forth for notices in Section 12.01 of the Transaction Agreement.
     2.6 Definitions.
     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; provided that no Fund shall be a subsidiary for purposes of this Agreement.
     (b) The term “Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business for the purpose of selling Equity Interests in such investment vehicle to third parties. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any entity, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
     (c) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
It is understood and agreed that the obligations of the Company under this Agreement shall in no event be deemed to extend to or apply to any Fund or any entity controlled by any Fund.
     2.7 Severability. (a) The parties intend for the Recapitalization to constitute a single, integrated, non-severable transaction.
     (b) Subject to Section 2.7(a), if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Recapitalization is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Recapitalization be consummated as originally contemplated to the fullest extent possible.
     2.8 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that the provisions of Section 1.1 shall inure to the benefit of the persons referred to in that Section.
     2.9 Whenever the Investor owns fewer than 33,100,759 shares of Common Stock (as appropriately adjusted for any stock splits, reverse stock splits, dividends on the Common Stock paid in the form of shares of Common Stock or similar transactions, in each case that occur after the closing of the Recapitalization), the Company shall have the right, on written notice to the Investor, to require the Investor, at the Investor’s election, either (i) to sell all of its remaining Registrable Securities within 60 days of its receipt of such notice in any manner permitted by this Agreement or (ii) to sell all of its remaining Registrable Securities (other than the Warrants) to the Company (the “Company Sale Election”) in the manner set forth below. If the Investor makes the Company Sale Election, it shall, by notice to the Company, designate a Trading Day within 60 days of its receipt of the Company’s notice as the pricing date for the sale to the Company of all of its remaining Registrable Securities (other than the Warrants) (the “Pricing Date”), which designation may occur after the close of business on such Trading Day. The sale of the Investor’s remaining Registrable Securities (other than the Warrants) shall occur three business days after the Pricing Date at a price per share equal to the greater of (A) the average of the VWAP of the Common Stock for the period of 20 consecutive Trading Days ending on and including the Pricing Date and (B) the Closing Price of the Common Stock on the Pricing Date. If within 60 days of its receipt of the Company’s notice, the Investor has not sold all its Registrable Securities pursuant to this Agreement and has not designated the Pricing Date, the Investor shall be deemed to have made the Company Sale Election and the Pricing Date shall be the first Trading Day after the end of such 60-day period. The expenses incurred by the Investor in connection with any Company Sale Election shall be borne by the Company.
     For the purposes of this Section 2.9:
     “Closing Price” per share of Common Stock at any date means the last reported sales price or, if no such reported sale takes place on such date, the average of the reported closing bid and asked prices on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing sales price or, if no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the Financial Industry Regulatory

Authority selected by the Investor for that purpose. For purposes of determining the Closing Price, extended or after hours trading shall not be taken into account.
     “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contract or future contacts relating to the Common Stock.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a business day.
     “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) the Common Stock trades regular way on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a business day.
     “VWAP” per share of the Common Stock on any Trading Day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) page AIG US <Equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant Trading Day; or, if such volume weighted average price is unavailable, VWAP means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Investor.
[Signature Page Follows]

     In witness whereof, this Registration Rights Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Executive Vice President, Treasury and Capital Markets

[Signature Page to Registration Rights Agreement]

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Timothy G. Massad
	Name:	Timothy G. Massad
	Title:	Acting Assistant Secretary for Financial Stability

Date: January 14, 2011
[Signature Page to Registration Rights Agreement]